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                                                                      Exhibit 23


                            Exhibit (23) * to Report
                             On Form 10-K for Fiscal
                            Year Ended June 30, 1999
                         By Parker-Hannifin Corporation




                       Consent of Independent Accountants



             *Numbered in accordance with Item 601 of Regulation S-K





CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Parker-Hannifin Corporation on Forms S-3 (File Nos. 333-47955 and 333-02761) and Forms S-8 (File Nos. 33-53193, 33-43938 and 2-66732) of our reports dated July 29, 1999, on our audits of the consolidated financial statements and financial statement schedule of Parker-Hannifin Corporation as of June 30, 1999 and 1998, and for the years ended June 30, 1999, 1998, and 1997, which reports are incorporated by reference or, in the case of the supplemental schedule report, included in this Annual Report on Form 10-K.



PricewaterhouseCoopers LLP

Cleveland, Ohio
September 24, 1999